Exhibit 99.1

CONTACT:
David Fry
Executive Vice President and Chief Financial Officer
Flushing Financial Corporation
(718) 961-5400

FOR IMMEDIATE RELEASE
Flushing Financial Corporation to Present at the
American Bankers Association Community Bank Investor Conference

LAKE SUCCESS, NY – February 17, 2010 — Flushing Financial Corporation (the “Company”) (Nasdaq-GS: FFIC), the parent holding company for Flushing Savings Bank, FSB (the “Bank”), today announced that, John R. Buran, the Company’s President and Chief Executive Officer, and David W. Fry, the Company’s Executive Vice President and Chief Financial Officer, will be participating in the American Bankers Association Community Bank Investor Conference on Thursday, February 18, 2010.

WHO
Flushing Financial Corporation is the parent holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the FDIC. The Bank serves consumers and businesses by offering a full complement of deposit, loan, and cash management services through its fifteen banking offices located in Queens, Brooklyn, Manhattan, and Nassau County. The Bank also operates an online banking division, iGObanking.com®, which enables the Bank to expand outside of its current geographic footprint. In 2007, the Bank established Flushing Commercial Bank, a wholly-owned subsidiary, to provide banking services to public entities including cities, counties, towns, villages, school districts, libraries, fire districts and the various courts throughout the metropolitan area.

WHAT	Presentation at the American Bankers Association Community Bank Investor Conference.
WHERE/WHEN	New York, New York at 10:30 a.m. Eastern Daylight Time on February 18, 2010.
PANEL DISCUSSION/ PRESENTATION
The presentation will focus on the Company’s performance and its strategic operating objectives. The presentation will be available on the Company’s website, www.flushingbank.com, on Thursday, February 18, 2010, and will remain available through the end of the month.
The webcast will be accessible via:
 http://www.corporate-ir.net/ireye/conflobby.zhtml?ticker=FFIC&item_id=2704610

RECENT NEWS	●	January 26, 2010 - Flushing Financial Corporation Reports Record Net Income for the Full Year of 2009: GAAP Net Income of $25.6 Million and Core Net Income of $26.4 Million.
	●	December 30, 2009 – Flushing Financial Corporation Announces the Repurchase of the Outstanding Warrant Issued to the Treasury Under TARP.
	●	November 17, 2009 - Flushing Financial Corporation Declares Quarterly Dividend of $0.13 Per Share.
	●	October 28, 2009 - Flushing Financial Corporation Repays TARP Capital.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  The Company has no obligation to update these forward-looking statements.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s web site at http://www.flushingbank.com.

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